               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

              Mikron Instrument Company, Inc.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                        MIKRON INSTRUMENT COMPANY, INC.
                                16 THORNTON ROAD
                           OAKLAND, NEW JERSEY 07436
                                 (201) 405-0900

                                     [Logo]


                                                                    May 10, 2002


Dear Shareholder:


    Mikron's 2001 Annual Stockholders' Meeting will be held on June 11, 2002 at our offices located at 16 Thornton Road, Oakland, New Jersey, and we look forward to your attendance either in person or by proxy.


    The notice of annual meeting, proxy statement and proxy card from the Board of Directors are enclosed.

    The agenda for this year's annual meeting includes the annual election of directors, a proposal to change the company's name to Mikron Infrared, Inc. and a proposal to ratify the appointment of our independent auditor. The Board of Directors recommends that you vote FOR election of the slate of director nominees, FOR adoption of the proposal to change the name of the company to Mikron Infrared, Inc. and FOR ratification of appointment of the independent auditor. Please refer to the proxy statement for detailed information on each of the proposals. If you have any further questions concerning the annual meeting or any of the proposals, please contact Mikron Investor Relations at
(201) 405-0900. For questions regarding your stock ownership, you may contact our transfer agent, American Stock Transfer and Trust Company by phone at
(800) 937-5449 (within the U.S. and Canada) or (718) 921-8200 (outside the U.S. and Canada).

                                           Sincerely yours,

                                           GERALD D. POSNER
                                           GERALD D. POSNER
                                           Chief Executive Officer

                                     [Logo]


                              -------------------
                     NOTICE OF ANNUAL SHAREHOLDERS' MEETING
                                 JUNE 11, 2002
                            11:00 A.M. EASTERN TIME
                              -------------------


Dear Shareholder,


    You are cordially invited to attend Mikron's 2002 annual meeting of shareholders which will be held on June 11, 2002 at Mikron's offices located at 16 Thornton Road, Oakland, New Jersey 07436 at 11:00 a.m. local time. At the meeting, you will be asked to consider and vote on the following proposals:


        1. To elect six directors, each to hold office for a term of one year or until their respective successors shall have been duly elected or appointed;

        2. To authorize an amendment to our certificate of incorporation to change our corporate name to Mikron Infrared, Inc;

        3. To ratify the appointment of BDO Seidman, LLP as our independent auditors for the fiscal year ending October 31, 2002; and

        4. To transact such other business as may properly come before the meeting.


    These items are more fully described in the following pages, which are made part of this notice. Only shareholders of record on the books of the company at the close of business on May 6, 2002 will be entitled to vote at the annual meeting.


    To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting. You may submit your vote by mail, using the proxy card and pre-addressed and stamped return envelope enclosed with this notice, or you may vote your shares in person at the meeting.

    Enclosed are copies of the Annual Report to our Shareholders consisting of a letter from our Chief Executive Officer, our Form 10-KSB for the year ended October 31, 2001 and our Form 10-QSB for the quarter ended January 31, 2002.

                                          The Board of Directors,

                                              STEVEN D. DREYER
                                          By: STEVEN D. DREYER
                                             Secretary


Oakland, New Jersey
May 10, 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Voting......................................................    2
Proxy Statement.............................................    3
    Record Date; Share Ownership and Voting Requirements for
     Election of Directors and Adoption of Proposals........    3
    Submitting and Revoking Your Proxy......................    3
Proposal 1 -- Election of Directors.........................    4
Board Committees and Meetings...............................    6
Directors' Compensation.....................................    6
Security Ownership of Certain Beneficial Owners and
  Management................................................    6
Stock Price Performance Graph...............................    8
Report of the Compensation Committee on Executive
  Compensation..............................................    8
Employment Contracts, Termination of Employment and Change
  in Control Arrangements...................................    9
Executive Compensation......................................    9
Summary Compensation Table..................................   10
Option/Sar Grants in Last Fiscal Year.......................   10
Aggregated Option/Sar Exercises in Last Fiscal Year and
  Fiscal Year-End Option/Sar Values.........................   10
Certain Relationships and Related Transactions..............   10
Proposal 2 -- Authorization to Change the Company's Name....   11
Report of the Audit Committee...............................   11
Proposal 3 -- Ratification of Selection of Independent
  Auditor...................................................   12
    Fees Paid to Arthur Andersen LLP........................   12
Shareholder Proposals.......................................   12
Annual and Quarterly Reports to Shareholders................   13
Other Matters...............................................   13
    Compliance with Section 16(a) of the Exchange Act.......   13

                                     VOTING

    To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Our shareholders may submit their votes by mail, using the enclosed proxy card. We encourage our shareholders to vote using that method whenever possible. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted by mail will be superseded by the vote that you cast at the annual meeting.

                                     [Logo]

                        MIKRON INSTRUMENT COMPANY, INC.
                                16 THORNTON ROAD
                           OAKLAND, NEW JERSEY 07436
                              -------------------
                                PROXY STATEMENT
                              -------------------


    The enclosed proxy is solicited by Mikron's Board of Directors for the Annual Shareholders' Meeting to be held at Mikron's offices, 16 Thornton Drive, Oakland, New Jersey, on Tuesday, June 11, 2002, at 11:00 a.m. Eastern Time, and at any postponement or adjournment of the meeting, for the purposes set forth in 'Notice of Annual Shareholders' Meeting' on page 1.


RECORD DATE; SHARE OWNERSHIP AND VOTING REQUIREMENTS FOR
ELECTION OF DIRECTORS AND ADOPTION OF PROPOSALS


    Only shareholders of record on the books of the company at the close of business on May 6, 2002 will be entitled to vote at the annual meeting. Presence in person or by proxy of a majority of the shares of common stock outstanding on the record date is required for a quorum. If you held your shares on that date, you may vote your shares at the meeting either in person or by your duly authorized proxy. As of the close of business on May 6, 2002, the company had 4,288,200 outstanding shares of common stock. Copies of this proxy statement were first available to shareholders on May 10, 2002.


    Our common stock is our only class of voting securities. Each share of Mikron common stock outstanding on the record date will be entitled to one vote on all matters. To be elected, a director must receive a plurality of the votes cast at the annual meeting by the holders of the outstanding shares of our common stock entitled to vote. The term 'votes cast' means the sum of all shares voted in favor and against a proposal, but excluding any votes to abstain. The affirmative vote of a majority of the votes cast at the annual meeting by the holders of the outstanding shares of our common stock entitled to vote is required to authorize the proposed change of the company's name and to ratify the selection of the company's auditor for fiscal 2002. For the purpose of determining whether matters other than the election of directors have been approved by the shareholders, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether that matter has been approved by shareholders, but they are counted as present for purposes of determining the existence of a quorum at the annual meeting.

SUBMITTING AND REVOKING YOUR PROXY

    If you complete and submit your proxy (see 'Voting' on page 2), the shares represented by your proxy will be voted at the annual meeting in accordance with your instructions. If you submit a proxy by mail, but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted as follows:

     FOR the election of the nominees for director set forth in 'Proposal 1:
     Election of Directors' on page 4;

     FOR adoption of the proposal to change the company's name to Mikron Infrared, Inc. set forth in 'Proposal 2: Authorization to Change the Company's Name' on page 13; and

     FOR ratification of the appointment of BDO Seidman LLP as the company's independent auditor for 2002 set forth in 'Proposal 3: Ratification of Selection of Auditors' on page 15.

    In addition, if other matters come before the annual meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. The company has not received notice of other matters that may properly be presented at the annual meeting. You may revoke your proxy at any time prior to the start of the annual meeting by: (1) submitting a later-dated vote, in person at the annual meeting or by mail (see 'Voting' on page 2), or (2) delivering instructions to the Secretary of the company at 16 Thornton Road, Oakland, New Jersey 07436.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    Unless otherwise marked, all proxies received will be voted FOR the election of each nominee named in this section. Each current director has been nominated for reelection. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the proxies may be voted either (i) for a substitute nominee designated by the present Board of Directors to fill the vacancy or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the Board of Directors may reduce the size of the Board. The Board of Directors has no reason to believe that any of the following nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the next annual shareholders' meeting following the 2002 annual meeting or until their successors, if any, are elected or appointed. Set forth in this section are the names and biographical information for each of the nominees. The Board of Directors recommends a vote 'FOR' the election of each of the following nominees.

Lawrence C. Karlson                         Mr. Karlson, since his retirement in 1993 as Chairman and a
58 years old                                director of Spectra-Physics AB, provided consulting services to
Director since 2000                         a variety of businesses and has acted as a private investor in
Chairman of the Board of the                both seasoned and development stage companies. In 1983 Mr.
Company                                     Karlson formed Nobel Electronics, an autonomous business
                                            unit of AB Bofors, which manufactured instrumentation for
                                            the polymer processing and weighing and force measurement
                                            and position control industries. Nobel Electronics merged with
                                            Pharos AB, a company traded on the Stockholm Stock
                                            Exchange, of which Mr. Karlson became President and Chief
                                            Executive Officer. As a result of certain consolidation
                                            transactions, Mr. Karlson became Chairman and a director of
                                            Spectra AB in 1990, whose business focused on niche oriented, high technology companies specializing in lasers, opto-
                                            electronic instruments and microwave transmission. Aggregate sales for the Spectra-Physics AB group of companies exceeded
                                            $685 million in 1990. Prior to forming Nobel Electronics, Mr.
                                            Karlson held various positions with Fisher & Porter Company commencing in 1965 and was appointed President in 1981. Mr.
                                            Karlson received a Master degree in Business Administration from the Wharton School at the University of Pennsylvania.

Gerald D. Posner .........................  Mr. Posner has served as a director, and as President of our
53 years old                                company since May 1999. He is the former President and a major
Director since 1999                         shareholder of Electronic Measurements, Inc., a New Jersey
President and Chief Executive Officer of    based manufacturer of power supplies. Under Mr. Posner's
the Company                                 leadership, a successful LBO creating significant investor appreciation was completed in 1998, resulting in the sale of
                                            Electronic Measurements, Inc to Siebe, plc. Prior to his
                                            involvement at Electronic Measurements, Mr. Posner was
                                            President of Eurotherm plc's temperature instrumentation
                                            subsidiary in the U.S. Mr. Posner holds a B.S.E.E. degree from
                                            Cooper Union and a Master degree in Business Administration from Clark University.

Dennis Stoneman ..........................  Mr. Stoneman joined us as a director and as a Vice
68 years old                                President in May 1999. He spent the 14 year period prior
Director since 1999                         to joining us working in various capacities for several
Executive Vice President of the Company     U.S. and overseas subsidiaries of Eurotherm plc. Between
                                            1996 until his retirement at the end of 1998, Mr.
                                            Stoneman served as Eurotherm's Director of Business
                                            Development, primarily concerning himself with the
                                            acquisition of companies in the field of
                                            instrumentation, controls, solid state relays, AC and DC
                                            variable speed motor controls. Between 1993 and 1996,
                                            Mr. Stoneman was President of Eurotherm Instrumentation
                                            and Controls world-wide where he was in charge of five
                                            manufacturing, three research and development, and seven
                                            sales operations generating $125 million annually.

Keikhosrow Irani .........................  Mr. Irani is the Company's co-founder and has served as
65 years old                                one of its directors since the Company was organized in
Director since 1969                         1969. On August 31, 1995 he became President and Chief
Chief Technical Officer of the Company      Executive Officer. On May 17, 1999 he vacated his
                                            position as President, and became Chief Technical
                                            Officer. Mr. Irani holds the degree of Master of Science
                                            in Electrical Engineering from the University of
                                            Missouri and is listed as inventor on patents in
                                            infrared thermometery.

William J. Eckenrode .....................  Mr. Eckenrode retired in 1998 as Vice President of
66 years old                                Finance and Administration of Berwind Group, a position
Director since 2000                         he held during the 16 year period that preceded his
                                            retirement. Berwind Group is a privately owned
                                            investment management company with revenues in excess of
                                            one billion dollars. It operates businesses in the
                                            industrial, pharmaceutical and real estate sectors.
                                            Prior to joining Berwind, Mr. Eckenrode held various
                                            management positions with Allis Chalmers Manufacturing
                                            Company, U. S. Steel Corp, United Aircraft Corp, SPS
                                            Technologies Inc., ITE Imperial Corp., and the Fisher
                                            and Porter Company. Mr. Eckenrode holds a Bachelor of
                                            Science degree in Economics from Villanova University.

Henry M. Rowan ...........................  Mr. Rowan founded (1954) and is currently the President
77 years old                                of Inductotherm Industries, located in Rancocas, New
Director since 2000                         Jersey. Inductotherm is a leader in the design and
President of Inductotherm Industries        manufacture of equipment for induction melting, heat
                                            treating and welding and is comprised of 100 companies
                                            pursuing 50 different technologies with customers in 83
                                            countries. Mr. Rowan holds a Bachelor of Science in
                                            Electrical Engineering degree from the Massachusetts
                                            Institute of Technology.

    Except as noted, each nominee has been engaged in the principal occupation described during the past five years. There are no family relationships among any directors or executive officers of the company. Stock ownership information is shown under the heading 'Security Ownership of Certain Beneficial Owners and Management' on page 7 and is based upon information furnished by the respective individuals.

                         BOARD COMMITTEES AND MEETINGS

    The Board of Directors currently has standing Audit and Compensation Committees. The Audit Committee has a written charter approved by the Board. The members of the committees are, as follows:

Audit:           Messrs. Eckenrode (Chair) and Karlson
Compensation:    Messrs. Rowan (Chair) and Karlson

    The Audit Committee assists the Board of Directors in its general oversight of the company's financial reporting, internal controls and audit functions. During fiscal 2001, the Audit Committee held two meetings. For further information, see 'Report of the Audit Committee' on page 14.

    The Compensation Committee administers the company's incentive stock ownership plan, including the review and grant of stock options to officers and other employees under that plan. The Compensation Committee also reviews and approves various other company compensation policies and matters, and reviews and approves salaries and other matters relating to compensation of the executive officers of the company. The Compensation Committee held one meeting during fiscal 2001. For further information, see 'Report of the Compensation Committee on Executive Compensation' on page 10.

    The Board of Directors held four meetings during fiscal 2001. Each director is expected to attend each meeting of the Board and the committees on which he serves. In addition to meetings, the Board and its committees review and act upon matters through written consent procedures. No director attended less than 75% of all the meetings of the Board and the committees on which he served in fiscal 2001.

                            DIRECTORS' COMPENSATION

    The company has not paid and does not presently propose to pay cash compensation to any director for acting in such capacity, except for reimbursement for reasonable expenses in attending Board and Board Committee meetings.

    The company grants stock options under its Omnibus Incentive Stock Ownership Plan to non-employee directors, but did not grant any options to any of its directors during fiscal 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    Set forth below is information concerning the common stock ownership as of May 6, 2002 by (i) each person who we know owns beneficially 5% or more of our outstanding common stock, (ii) each director, and (iii) all of our directors and officers as a group:


                                                           AMOUNT AND
                                                           NATURE OF      PERCENTAGE OF
                                                           BENEFICIAL      OUTSTANDING
          NAME AND ADDRESS OF BENEFICIAL OWNER            OWNERSHIP(1)   SHARES OWNED(2)
          ------------------------------------            ------------   ---------------
Steven N. Bronson(3)....................................     708,917(4)       16.5%
Gerald D. Posner........................................     376,190(5)        8.7%
Dennis Stoneman.........................................     209,524(5)        4.8%
Keikhosrow Irani........................................     625,984          14.6%
William J. Eckenrode(6).................................      30,000(7)     --
Henry M. Rowan(8).......................................      25,000(7)     --
Lawrence C. Karlson(9)..................................     102,000(10)       2.4%
Chori Co., Ltd.(11).....................................     350,000           8.2%
All Officers and Directors as a Group (7 persons).......   1,373,698(12)      30.8%

---------

 (1) All shares are owned beneficially and of record unless indicated otherwise. Unless otherwise noted, the address of each shareholder is c/o the company, 16 Thornton Road, Oakland, New Jersey.

 (2) Based upon 4,288,200 shares issued and outstanding.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (3) Mr. Bronson's address is c/o Catalyst Financial LLC., 10 South Street, Suite 202, Ridgefield, CT.

 (4) Includes 100,000 shares of common stock issuable pursuant to warrants held by Catalyst Financial LLC., a limited liability company owned and controlled by Mr. Bronson through which he is deemed to possess the power to vote and dispose of such shares. All of such warrants may be exercised within 60 days of the date of this proxy statement. See 'Certain Relationships and Related Transactions.'

 (5) Includes 42,857 shares of common stock issuable pursuant to options containing vesting conditions and performance targets which were satisfied at the end of fiscal year 2000, but does not include 128,571 shares of common stock issuable pursuant to the same options, as to which the applicable vesting conditions and performance targets have not yet been satisfied. See 'Employment Contracts, Termination Of Employment And Change In Control Arrangements.'

 (6) Mr. Eckenrode's address is 575 Gramercy Lane, Downington, Pennsylvania.

 (7) Includes 25,000 shares of common stock issuable pursuant to options which may be exercised within 60 days of the date of this proxy statement. See, 'Executive Compensation -- Compensation of Directors.'

 (8) Mr. Rowan's address is 10 Indel Avenue, Rancocas, New Jersey.

 (9) Mr. Karlson's address is 2401 Casas de Marbella Drive, Palm Beach Gardens, Florida.

(10) Includes 35,000 shares of common stock issuable pursuant to options which may be exercised within 60 days of the date of this proxy statement. See, 'Executive Compensation -- Compensation of Directors.'

(11) The address of this shareholder is 4-7 Kawaramachi, 2-chome, Chuo-ku, Osaka 541, Japan.


(12) Includes the shares issuable within 60 days of this proxy statement upon exercise of the options held by Messrs. Posner, Stoneman, Eckenrode, Karlson, Rowan and one executive who is not a Named Executive (as that term is defined at 'Executive Compensation' on page 9.

                         STOCK PRICE PERFORMANCE GRAPH

    The performance graph which follows compares the cumulative total shareholder returns on Mikron common stock for the five-year period ended October 31, 2001 with the S&P 500 Index and a peer group index of 24 companies (including the company) who, according to their respective standard industrial codes, are engaged in similar lines of business to the one in which the company is engaged. The graph assumes that the value of our common stock and the value of each Index was $100 on October 31, 1996. This data was furnished by Standard & Poor's Compustat Services, Inc.

                          TOTAL SHAREHOLDER RETURNS

                             [PERFORMANCE GRAPH]

                                                                Years Ended October 31,
                                             ------------------------------------------------------------------------
                                             Base Period
                                                 1996           1997        1998        1999        2000       2001
                                                 ----           ----        ----        ----        ----       ----
Mikron Instrument Co., Inc.                      100            60.87       21.74       34.78       69.57       91.48
S&P 500 Index                                    100           132.11      161.17      202.54      214.87      161.36
Peer Group                                       100           148.70      155.67      210.72      259.57      206.87




         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    During Fiscal 1999, the Board established a Compensation Committee to administer Mikron's Omnibus Stock Incentive Plan (the 'Plan') and to develop executive compensation policies and practices which coincide with and enhance Mikron's business plans and strategies. During Fiscal 2001, the Board re-appointed the undersigned as members of that Committee.

    The company's general compensation philosophy is that total cash compensation should vary with the performance of the company in attaining financial and non-financial objectives and that any long-term incentive compensation should be closely aligned with the interests of the shareholders.

    The employment agreements which Mikron executed with Messrs. Posner and Stoneman provided for sizable grants of options under the Plan which were designed to motivate these key executives to propel Mikron to generate much higher levels of revenues and earnings through growth and expansion. Those options, as amended during fiscal 2000, entitle each of Messrs. Posner and Stoneman to purchase 171,428 shares of common stock at $1.00 per share, and will absolutely vest on May 15, 2003. However, the vesting of each of those options will accelerate at the rate of 42,857 shares per year during each fiscal year in which performance targets established annually by this committee are achieved. The performance targets that this Committee established for fiscal 2000 were achieved. For fiscal 2001, the target we established was pre-tax profit of at least $1,416,000. That target was not achieved. Accordingly, notwithstanding the fact that the company achieved substantial financial success during fiscal 2001, the tranches of shares that were eligible for accelerated vesting under Messrs. Posner's and Stoneman's options will not vest until May 2003.

    Mikron's employment agreements with Messrs. Posner, Stoneman and Irani contain provisions which would permit this Committee to award cash bonuses to those executives when circumstances warrant such action. We decided not to award cash bonuses to any of those executives with regard to the fiscal year ended in October 2001. We will review the results that Mikron achieves and the performance of each of those executives after the close of the current and future fiscal years. A determination will then be made as to whether and to what extent any bonuses should be awarded.

Henry M. Rowan, Chairman
Lawrence C. Karlson

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

    In December 1996, Keikhosrow Irani, who was then our President, entered into a five-year employment agreement with us. Pursuant to this agreement, Mr. Irani received base compensation of $130,000 in 1998 and $135,000 in 1999. In accordance with that agreement he also received base salaries of $140,000 in 2000 and $150,000 in 2001. Mr. Irani exercised a two-year renewal option contained in that agreement. He is entitled to receive a base salary of $150,000 during each of those two-year periods. The agreement also provides Mr. Irani with use of an automobile and for disability income equal to his base salary for up to six months of disability. In the event of disability lasting beyond six months or in the event of death of Mr. Irani, the agreement requires a payment of 50% of the total amount of his last three years' salary over a term of three years. The agreement also obligates us to provide disability and life insurance to Mr. Irani.

    In May 1999, Gerald D. Posner and Dennis Stoneman, our President and Executive Vice President, respectively, entered into four year employment agreements with us which provide for the payment of annual salaries of $200,000 and $100,000, respectively, subject to such merit increases, in each case, as our Board, or the Board's Compensation Committee, shall determine to grant. In accordance with those agreements, each of Messrs. Posner and Stoneman was granted options under the Plan to purchase 171,428 shares of common stock at an exercise price of $1.00 per share.

                             EXECUTIVE COMPENSATION

    Between August 1998 and May 16, 1999, Steven N. Bronson served as our Chief Executive Officer. However, he did not receive any compensation from us for serving in that capacity. Commencing on May 17, 1999, Gerald D. Posner began serving as our President and Chief Executive Officer. The following table sets forth certain information regarding the compensation we paid during each of our last three fiscal years to our Chief Executive Officer and to each of our other executive officers who received salary and bonus payments in excess of $100,000 during those years (collectively, the 'Named Executives'). We did not pay any compensation that would qualify as payouts pursuant to long-term incentive plans ('LTIP Payouts'), or 'All Other Compensation' and we did not issue any SARs during that period of time.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                 ANNUAL COMPENSATION                COMPENSATION AWARDS
                                        --------------------------------------   -------------------------
                                                                                 RESTRICTED    SECURITIES
                                                                OTHER ANNUAL       STOCK       UNDERLYING
NAME AND PRINCIPAL POSITION   YEAR      SALARY($)   BONUS($)   COMPENSATION($)   AWARDS($)     OPTIONS(#)
---------------------------   ----      ---------   --------   ---------------   ---------     ----------
Gerald D. Posner, CEO.......  2001      $208,000                                                   --(1)
Gerald D. Posner, CEO.......  2000      $200,000                                                   --(1)
Gerald D. Posner, CEO.......  1999(2)   $ 84,615                                                   --(1)
Keikhosrow Irani, CTO.......  2001      $148,462                   $11,000
Keikhosrow Irani, CTO.......  2000      $139,167                   $11,000(3)
Keikhosrow Irani, CTO.......  1999      $134,167                   $11,000(3)
Dennis Stoneman, VP.........  2001      $120,000                   $ 6,000(4)                      --(1)
Dennis Stoneman, VP.........  2000      $103,846                   $ 6,000(4)                      --(1)

---------

(1) Does not include 42,857 shares of common stock issuable pursuant to options containing vesting conditions and performance targets which were satisfied at the end of fiscal year 2000, and 128,571 shares of common stock issuable pursuant to the same options, as to which the applicable vesting conditions and performance targets have not yet been satisfied. See 'Employment Contracts, Termination Of Employment And Change In Control Arrangements.'

(2) May 17, 1999 -- October 31, 1999.

(3) Mr. Irani has Company paid life insurance and incidental personal use of a Company-leased automobile. See, 'Certain Relationships and Related Transactions.'

(4) Mr. Stoneman receives a car allowance of $500.00 per month.

                              -------------------

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The Company did not grant any options or SARs to any of the Named Executive Officers during the fiscal year ended October 31, 2001.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

    None of the Named Executive Officers exercised any options during the fiscal year ended October 31, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On May 3, 2002, our three-year financial consulting services agreement with Catalyst Financial, LLC. ('Catalyst'), a licensed brokerage and investment banking firm solely owned and controlled by Steven N. Bronson, expired. When we entered into that agreement, Mr. Bronson was the Chairman of our Board and our Chief Executive Officer. Catalyst's basic compensation under that agreement included a payment of $5,000 per month during the term of the agreement and a five year warrant entitling it to purchase 100,000 shares of common stock at an exercise price of $1.00 per share. Fees paid during fiscal 2001 and 2000 related to these services were $60,000 for each year.

    We purchase certain of the products we sell from Chori and Chori-America. Chori is an owner of more than five percent (5%) of our common stock. During fiscal 2001, we purchased approximately $1,920,000 of products from or through Chori, and paid Chori and Chori-America approximately $68,000 representing commissions paid at the rate of 5% of sales to those companies in their respective capacities as international sales representatives for all of our products.

    Since August 1992, we have provided $500,000 of life insurance for Mr.
Irani.

            PROPOSAL 2 -- AUTHORIZATION TO CHANGE THE COMPANY'S NAME

    Our board of directors has proposed amending article FIRST of our certificate of incorporation to change our name from 'Mikron Instrument Company, Inc.' to 'Mikron Infrared, Inc.' Until a few years ago, our product offerings mainly consisted of our single point infrared temperature measurement instruments and our black body thermal reference calibration sources. Over the past two fiscal years, our offerings of systems that translate infrared radiation into thermal images have been responsible for a material shift in the mix of products that our customers purchase from us and a significant increase in our annual revenues. In order to more accurately reflect the nature of our business as a provider of a broad range of infrared temperature measurement products and systems, we are asking our shareholders to authorize the amendment to our certificate of incorporation to effect the name change discussed above by adopting the following resolutions:

        IT IS RESOLVED, that Article FIRST of the Corporation's certificate of incorporation is hereby amended in its entirety to read, as follows:

        'FIRST: The name of the corporation is Mikron Infrared, Inc.'

    The Board of Directors recommends a vote 'FOR' the proposal to change the company's name. The affirmative vote of the holders of a majority of the votes cast at the meeting is required for approval of the name change and the proposed amendment to our certificate of incorporation.

                         REPORT OF THE AUDIT COMMITTEE

    The operations of this Committee are governed by a written charter. Only independent directors, as that term is defined by the Marketplace Rules of The Nasdaq Stock Market, may serve as members of this Committee.

    The primary function of this Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing:

     the financial reports and other financial information provided by Mikron to any governmental body or the public,

     Mikron's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and

     Mikron's auditing, accounting and financial reporting processes generally.

    This Committee performs its oversight regarding Mikron's financial reporting obligations by engaging in dialogs with management and with Arthur Andersen LLP, Mikron's independent auditing firm during the fiscal year ended October 31, 2001. The discussions in which we engage pertain to issues germane to the preparation of Mikron's quarterly and annual financial statements, and the conduct and completion of the audit of Mikron's annual financial statements.

    This Committee has reviewed and discussed Mikron's consolidated annual financial statements with management and with representatives of Arthur Andersen LLP. We also discussed with representatives of that accounting firm the matters required to be discussed with Mikron's independent auditors pursuant to Statement of Accounting Standards No. 61, as amended, 'Communication with Audit Committees.'

    Arthur Andersen LLP also provided to this Committee the written disclosures required by Independence Standards Board Standard No. 1, 'Independence Discussions with Audit Committees,' and we discussed the question of Arthur Andersen LLP's independence with representatives of that firm.

    After we completed our discussions with management and with Arthur Andersen LLP, this Committee recommended that the Board of Directors include the audited consolidated financial statements in Mikron's annual report of Form 10-KSB for the year ended October 31, 2001.

William J. Eckenrode (Chairman)
Lawrence C. Karlson

         PROPOSAL 3 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

    At the Annual Meeting, our shareholders will be asked to ratify the Board's appointment of BDO Seidman LLP ('Seidman') as our independent auditors for the fiscal year ending October 31, 2002. It is not expected that a representative of Seidman will be present at the meeting.

    We engaged the services of Seidman effective on February 11, 2002 (the 'Effective Date') for the purposes of auditing our financial statements for the year ending October 31, 2002. As a result of the engagement of Seidman, the services of Arthur Andersen LLP ('Andersen') as auditor of our financial statements were terminated as of the Effective Date. The change in auditors was approved by our Audit Committee as a result of the Committee's concerns that our expenditures for auditing and other accounting services had been escalating to an undesirable level, and that our accounting needs could be better served by a firm that places greater emphasis on companies of our size.

    The reports issued by Andersen with respect to its audits of our financial statements for the fiscal years ended October 31, 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

    During our fiscal years ended October 31, 2000 and 2001, the three month interim periods which ended on January 31, 2002 and the interim period which commenced on February 1, 2002 and which ended on the date of dismissal of Andersen, there were no disagreements with Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Andersen would have caused Andersen to make reference thereto in any report issued or to be issued by it in connection with its audit of our financial statements.

FEES PAID TO ARTHUR ANDERSEN LLP

Audit Fees(1)...............................................  $73,333
Financial Information Systems Design and Implementation
  Fees......................................................        0
All Other Fees(2)...........................................   18,000
                                                              -------
    Total...................................................  $91,333
                                                              -------
                                                              -------

---------

(1) Audit services of Arthur Andersen LLP for fiscal 2001 consisted of the examination of our consolidated financial statements and quarterly review of our financial statements and filings on SEC form 10-QSB.

(2) 'All Other Fees' includes income tax services.

                              -------------------

    Assuming a quorum consisting of a majority of all of the outstanding shares of common stock is present, in person or by proxy, at the meeting, the affirmative vote of the holders of a majority of the stock present, in person or by proxy, at the meeting is required to ratify the Board's selection of our independent auditors for the current fiscal year.

    The Board of Directors unanimously recommends a vote FOR approval of Proposal No. 3 and proxies solicited by the Board of Directors will be so voted unless shareholders specify on their proxy card a contrary choice.

                             SHAREHOLDER PROPOSALS

    Shareholders who wish to present proposals for action at the 2003 Annual Meeting of Shareholders should submit their proposals in writing to our Corporate Secretary at our address set forth on the first page of this proxy statement. It is anticipated that the 2003 Annual Meeting will be held in or about April, 2003. Accordingly, proposals must be received by the Secretary on or before January 2, 2003 in order to be considered for inclusion in next year's proxy materials.

                  ANNUAL AND QUARTERLY REPORTS TO SHAREHOLDERS

    Our Annual Report to Shareholders consisting of a letter from our Chief Executive Officer, our Annual Report on Form 10-KSB for the year ended October 31, 2001, including audited financial statements and our quarterly report on Form 10-QSB for the quarter ended January 31, 2002 have been mailed to the shareholders concurrently herewith, but such reports are not incorporated in this Proxy Statement and are not deemed to be part of the proxy solicitation material.

                                 OTHER MATTERS

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ('SEC'). Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons. Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all of those filing requirements were complied with by our executive officers and directors during fiscal 2000.

    The Board of Directors does not know of any other matters that are to be presented for action at the meeting. If any other matters are properly brought before the meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment.

                                          By order of the Board of Directors
                                          STEVEN D. DREYER,
                                          STEVEN D. DREYER,
                                          Secretary


May 10, 2002
Oakland, New Jersey

                                                                    Appendix I

                                 [Form of Proxy]

                         MIKRON INSTRUMENT COMPANY, INC.
      This Proxy is Solicited on Behalf of the Board of Directors of Mikron
                            Instrument Company, Inc.

The undersigned holder of the $.003 par value common stock (the "Common Shares") of Mikron Instrument Company, Inc. (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of the Company and Proxy Statement attached thereto, all relating to the Company's Annual Meeting of Shareholders (the "Annual Meeting"), and does appoint Gerald D. Posner, Dennis Stoneman and Keikhosrow Irani, and each of them, the true and lawful attorney or attorneys of the undersigned, with power of substitution, for and in the name of the undersigned, to vote as proxies for the undersigned according to the number of Common Shares the undersigned would be entitled to vote if then personally present at the Annual Meeting to be held at the offices of the Company located at 16 Thornton Road, Oakland, N.J., on [ ]day, June [ ], 2002, at 11:00 A.M., or at any adjournment or adjournments thereof (the "Meeting"), and thereat to vote all Common Shares of the Company held by the undersigned and entitled to be voted thereat upon the following matters:

1. To elect as Directors to serve until the Annual Meeting to be held in 2003, the Nominees listed below:

         Lawrence C. Karlson (Chairman), Henry M. Rowan, William J. Eckenrode, Gerald D. Posner, Dennis Stoneman and Keikhosrow Irani

         FOR all the foregoing Nominees_________________
         WITHHOLD AUTHORITY to vote for the foregoing Nominees_________________

         NOTE: To withhold authority to vote for any individual nominee, strike a line through that nominee's name. Unless authority to vote for all of the foregoing nominees is withheld, this Proxy will be deemed to confer authority to vote for every nominee whose name is not struck.

2.       To authorize the change of the Company's name to Mikron Infrared, Inc.

         FOR__________   AGAINST__________   ABSTAIN__________

3. To ratify the appointment of BDD Seidman LLP as the Company's independent auditors for the fiscal year ending October 31, 2002.

         FOR__________   AGAINST__________   ABSTAIN__________

3. To transact such other business as may properly come before the meeting.

         FOR__________   AGAINST__________   ABSTAIN__________

This Proxy confers authority to vote "FOR" each of propositions 1, 2 and 3, listed above unless otherwise indicated. If any other business is transacted at said meeting, this proxy shall be voted in accordance with the best judgment of the proxies. The Board of Directors recommends a vote of "FOR" for each of the listed propositions. This proxy is solicited on behalf of the Board of Directors of Mikron Instrument Company, Inc. and may be revoked prior to its exercise.

NOTE: Signature(s) should follow exactly the name(s) on the stock certificate. Executor, administrator, trustee or guardian should sign as such. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.

Dated:___________________
Signature of Shareholder________________________________
Signature of Shareholder________________________________

         The cost of solicitation of proxies from our shareholders will be borne by us. We may also agree to pay banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding the proxy material to their principals.

                                                                               2